EXHIBIT 10.2

MINISTRY OF MINERAL RESOURCES

THE MINES AND MINERALS ACT 1996 MILLENIUM M1NINC. CORPORATION SMALL-SCALE MINING LEASE NO 02/08

THIS INDENTURE made the 28th day of February, Two Thousand and Eight BETWEEN the Government of Sierra Leonne (hereinafter called "the Lessor") of the one part, and MILLENIUM MINING CORPORATION a limned liability company 'registered and incorporated in Sierra Leonne. whose address is 79 Smart Farm. Off Wilkinson Road. Freetown, hereinafter called "the Company" (which expression shall include its permitted assigns) of the other part

WITNESSETH AS FOLLOWS:

1.       In consideration of the payments hereinafter reserved and of the performance by thecompany of the duties imposed upon mining lessees generally by the Mincs and Minerals Act. and of the covenants hereinafter contained the lessor does in pursuance of the powers conferred upon him by thc Mines and Minerals Act and subject to the provisions of the said Act. demise and grant unto the Lessee the minerals contained in Schedule B hereto in the area mentioned and described in Schedule A hereto, together , with in respect of such minerals and areas in right conferred upon mining lessees generally by the Mines and Minerals Act TO HAVE AND TO HOLD thc premises hereby demised and granted unto the company for a term of Three years from 28th February, 2008 to 27th February, 2011 and such extensions of the term as may be endorsed hereon, subject to earlier partial or full surrender or termination as provided for by Sections 31 and 32 of the Mines and Minerals Act

2.      The Company shall pay

(a)
 To the Commissioner General NRA through the Director of Mines during the term of the lease annually in advance and without demand in annual lease rent of Le.750,000 for each acre or part thereof embraced within the lease area

(b)
To the landowner and or occupier through the appropriate local authority annually m advance and without demand and annual surface rent prescribed for all land oc~~c~~upied or used by the Company lor the purposes enumerated in Section 68 of the Mines and Minerals Act 1996

(c)	To the Commissioner-General NRA through the Director of Mines and royalty at a rate of 5% of the cx-rninc price of the minerals defined in the Mines and Minerals Act

(d)
To an Agricultural Development Fund for the benefit of the areas the lease is situated a levy of one tenth of one percent (0.1%) of the ex-mine price of the prescribed minerals from the date of thc first sale of such minerals

3           The Company hereby covenants with the Lessor as follows

(i)	To comply with the provisions of the Mines and Minerals Act 1996 and amending Acts and Rules and Regulations under the Act

(ii)
    To conduct mining operations during the continuance of this demise unless prevented by unavoidable accident, continuously, vigorously and effectually of the said arca in accordance with the programme of development and raining operation to be submitted and approved by the Lessor.

(iii)
    To conduct its operations in such a manner as to prevent or mitigate consequences adverse to the environment and health of thc people affected by such operation* and to conform with the relevant  legislation for the protection of the environment and of public health from time to time in force in Sierra Leone

(iv)	To employ and train citizens m the conduct of its operations in accordance with a programme to be submitted and approved by the Lcssor

(v)
    On given notice to the Chief Conservator of Forests to enter upon occupy or exercise any rights on or under any land in a forest reserve or protected forest in accordance with any conditions be may specify that arc not inconsistent with the rights and benefits conferred upon the Company under the Lease

(vi)	To exercise thec rights hereby granted-

(a)
 In a sound miner-like manner and so as not unduly to interfere with or not to the detriment of mining or prospecting operation on areas in respect of which mining leases, mineral rights or exclusive and non exclusive prospecting licences or exploration licences

(b) have been or may hereinafter be granted under the Mines and Minerals Act and

(c)	In such a manner so as not 10 prevent or unreasonably hinder the holders of such leases, rights or licences, their agents, servants and labourers from passing to and from such areas, and

(d)	In such a manner so as to offer no unnecessary or reasonably avoidable obstructions to the transport, conveyance or conversion of the minerals or product obt~~a~~ined from such areas

(vii)       To sell the minerals obtained under its mining operations in its lease.

(a) In accordance with generally accepted international business practices.

(b)	at the best available international market prices at the time the contract for sale is made.

(c)	on the best international terms compatible with world market conditions and conditions in the circumstances

4.     The Company shall be entitled to all rights and privileges whether or not referred to herein, granted under the Mines and Minerals Act

IN WITNESS WHEREOF, the Lessor hereto has set his hand and Seal and the Company has caused its common seal to be hereto affirmed the day and year first above written.

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SIGNED SEALED AND DELIVERED BY
The Director of Mines representing the Government of Sierra Leone in presence of

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WITNESS
The Assistant Director of Mines

SIGNED SEALED AND
MILLENIUM MINING CORPORATION LIMITED

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Managing Director

In the presence of

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